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                                                                   Exhibit 3(a)








                                   RESTATED


                         CERTIFICATE OF INCORPORATION


                                      OF


                              MERCK & CO., INC.




                              September 1, 2000











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                                   RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                              MERCK & CO., INC.

         Merck & Co., Inc., a corporation organized and existing under the laws of the State of New Jersey, restates and integrates its Restated Certificate of Incorporation, as heretofore amended, to read in full as herein set forth:


                               ARTICLE I: NAME

    The name of the Corporation shall be Merck & Co., Inc.


                   ARTICLE II: REGISTERED OFFICE AND AGENT

         The address of the Corporation's registered office shall be 820 Bear Tavern Road, City of West Trenton, County of Mercer, State of New Jersey, and the name of its registered agent thereat shall be The Corporation Trust Company.


                      ARTICLE III: OBJECTS AND PURPOSES

    The objects and purposes of the Corporation shall be:

        To carry on the business of exercising, performing, developing, manufacturing, producing, obtaining, promoting, selling and distributing rights, services, goods, wares, and merchandise of all kinds, including but not by way of limitation, those in the chemical, mineral, pharmaceutical, biological, medicinal, agricultural, mechanical and electrical fields;

        To carry on such business alone, in, with or as agent for other individuals, partnerships, joint ventures, corporations, syndicates or other forms of enterprise; and

        To borrow or lend money and to make guarantees insofar as such powers may now or hereafter be lawfully exercised by a corporation subject to Title 14A of the New Jersey statutes.

    The enumeration herein of the objects and purposes of the Corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which any corporation subject to Title 14A of the New Jersey statutes may now or hereafter be empowered to exercise.


                          ARTICLE IV: CAPITAL STOCK

    The amount of the total authorized capital stock of the Corporation shall be 5,410,000,000 shares, consisting of 5,400,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, without par value, issuable in one or more series.

    The Board of Directors may from time to time offer for subscription or otherwise issue or sell any or all of the unissued stock of any class, or any shares of stock of any class which may be held in the treasury of the Corporation, to such persons, firms or corporations and for such consideration (so far as may be permitted by the laws of the State of New Jersey) as it shall from time to time in its absolute discretion determine. No holder of capital stock shall have any pre-emptive right as such holder to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, including unissued and treasury stock, or obligations or other securities convertible into or exchangeable for stock of any class, or warrants or other instruments evidencing rights or options to subscribe for, purchase or receive any stock of any class, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

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    The preferences, qualifications, limitations, voting rights and restrictions with respect to the capital stock of the Corporation shall be as follows (headings are for convenience only and are not to be taken as aids to interpretation):


(A)  PREFERRED STOCK

    1. The Board of Directors of the Corporation is hereby expressly granted authority, subject to the provisions of this Restated Certificate of Incorporation, to authorize in accordance with New Jersey law from time to time the issue of one of more series of Preferred Stock and with respect to any such series to fix the numbers, designations, rights, preferences and limitations of such series, including, but without limiting the generality of the foregoing, series of Preferred Stock:

        (a) entitling the holders thereof to cumulative, non-cumulative or partial cumulative dividends, or to no dividends;

        (b) entitling the holders thereof to receive dividends payable on a parity with, or in preference to, the dividends payable on any other class or series of capital stock of the Corporation;

        (c) entitling the holders thereof to preferential rights upon the liquidation of, or upon any distribution of the assets of, the Corporation;

        (d) convertible, at the option of the holder or of the Corporation or both, into shares of any other class or classes of capital stock of the Corporation or of any series of the same or any other class or classes;

        (e) redeemable, in whole or in part, at the option of the Corporation, in cash, bonds or other property, at such price or prices, within such period or periods, and under such conditions as the Board of Directors shall so provide, including provision for the creation of a sinking fund for the redemption thereof; and

        (f) lacking voting rights or having limited voting rights or enjoying special or multiple voting rights; provided, however, that no Preferred Stock that is convertible into shares of Common Stock shall have voting rights entitling a holder of a share of Preferred Stock to a greater number of votes than those applicable to the number of Common Shares into which such share of Preferred Stock is convertible, at the initial conversion rate set for such Preferred Stock at the time of issuance thereof.

The Board of Directors may change the designation, rights, preferences, limitations, description and terms of, and number of shares in, any series as to which no shares have theretofore been issued.

    All shares of any one series shall be identical in all respects with all the other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

    2. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible, have been converted into shares of the Corporation of any other class or classes, shall have the status of authorized and unissued shares of Preferred Stock which are not classified into any series.

(B) COMMON STOCK

    Subject to the preferences, qualifications, limitations, voting rights and restrictions with respect to each class of the capital stock of the Corporation having any preference or priority over the Common Stock, the holders of the Common Stock shall have and possess all rights appertaining to capital stock of the Corporation.

    At all elections of directors, each holder of Common Stock entitled to vote thereat shall be entitled to as many votes as shall equal the number of his shares of Common Stock multiplied by the number of directors to be elected by vote of stockholders without regard to class, and he may cast all of such votes for a single director or may distribute them among the number of directors to be voted for or any two or more of them as he shall see fit. At all times each holder of Common Stock of the Corporation who at any time possesses voting power for any purpose other than for the election of directors shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation.

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    Subject to any limitations or restrictions set forth herein with respect to any class of stock other than the Common Stock, any action which, at any meeting of stockholders, requires the vote, assent or consent of two-thirds in interest of all the stockholders, or of two-thirds in interest of each class of stockholders, having voting powers, or which requires such assent or consent in writing to be filed, may be taken upon the assent of and the assent given and filed by, as the case may be, two-thirds in interest of the stockholders present and voting at such meeting in person or by proxy, but where assent by classes is required such assent shall be given by two-thirds in interest of each class so present and voting.

    Optional rights to purchase shares of Common Stock may be granted, on such terms, at such price, in such manner and at such time or times as may be expressed in a resolution or resolutions adopted by the Board of Directors, and warrants or other evidence of such optional rights may be issued.

    The Corporation shall not be required to issue any fraction of a share of Common Stock of the Corporation.


                              ARTICLE V: BY-LAWS

         The Board of Directors shall have power to make, alter and repeal By-Laws; but By-Laws made by the directors may be altered or repealed by the stockholders. Notwithstanding anything contained in this Restated Certificate of Incorporation or the By-Laws of the Corporation to the contrary (and notwithstanding that a lesser percentage may be specified by law or the By-Laws), Article II of the By-Laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of a majority of the entire Board of Directors or of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article V.


                            ARTICLE VI: DIRECTORS

         The number of directors of the Corporation shall be such number, not less than three, as may, from time to time, be provided by the By-Laws. The By-Laws shall prescribe the manner in which the number of directors necessary to constitute a quorum of the Board of Directors shall be determined, which number may be less than a majority of the whole Board of Directors. The By-Laws shall also prescribe the manner in which the retirement age of and other restrictions and qualifications for directors of the Corporation shall be determined. Advance notice of nomination by a stockholder for the election of directors shall be made in the manner provided in the By-Laws.

    The Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. At the annual meeting of stockholders in 1985, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of stockholders after 1985, successors to the directors whose terms shall then expire shall be elected to hold office for terms expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors, by reason of an increase in the number of directors or otherwise, shall be filled solely by the Board of Directors, by majority vote of the directors then in office, though less than a quorum, but any such director so elected shall hold office only until the next succeeding annual meeting of stockholders. At such annual meeting, such director or a successor to such director shall be elected and qualified in the class to which such director is assigned to hold office for the term or remainder of the term of such class. Directors shall continue in office until others are chosen and qualified in their stead. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal in number as possible. To the extent of any inequality within the limits of the foregoing, the class or classes caused to have the greatest or greater number of directorships shall be the class or classes then having the last date or the later dates for the

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expiration of its or their terms. No decrease in the number of directors shall shorten the term of any incumbent director.

    Any director may be removed from office as a director but only for cause by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

    The Board of Directors, by vote of a majority of the whole Board, may appoint from the directors an executive committee and such other committees as they may deem judicious; and to such extent as shall be provided in the resolution of the Board or in the By-Laws, may delegate to such committees all or any of the powers of the Board of Directors which may be lawfully delegated, and such committees shall have and thereupon may exercise all or any of the powers so delegated to them. The Board of Directors of the Corporation or the By-Laws may provide the number of members necessary to constitute a quorum of any committee and the number of affirmative votes necessary for action by any committee.

    Any officer and any employee elected or appointed by the Board of Directors may be removed (except from the office of director) at any time by a vote of a majority of the whole Board of Directors. Any other employee of the Corporation may be removed at any time by vote of the Board of Directors or by any committee or officer or employee upon whom such power of removal may be conferred by the By-Laws or by vote of the Board of Directors.

    The Board of Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions and regulations the accounts, books and records of the Corporation or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account or book or document or record of the Corporation except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

    No contract or other transaction of the Corporation shall be affected by the fact that any of the directors of the Corporation are in any way interested in or connected with any other party to such contract or transaction, or are themselves parties to such contract or transaction, provided that at the meeting of the Board of Directors or of the committee thereof authorizing or confirming such contract or transaction there shall be present a quorum of directors not so interested or connected, and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected.

    Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation, pursuant to Article IV hereof, shall have the right, voting separately as a class or by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the series of Preferred Stock applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VI unless expressly provided by the terms of the applicable series.

    Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article VI.


                            ARTICLE VII: DURATION

    The duration of the Corporation shall be perpetual.

                           ARTICLE VIII: AMENDMENTS

         The Corporation reserves the right to amend, alter, change or repeal any of the provisions contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred on officers, directors and/or stockholders herein are granted subject to this reservation.

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                        ARTICLE IX: STOCKHOLDER ACTION

    Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders.

    Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article IX.

                   ARTICLE X: CERTAIN BUSINESS COMBINATIONS

    (A) In addition to any affirmative vote required by law or this Restated Certificate of Incorporation, and except as otherwise expressly provided in paragraph (B) of this Article X,

        1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) an Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate (as such terms are hereinafter defined) of an Interested Stockholder, or

        2. any sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer or other disposition (in one transaction or a series of transactions) to or with (a) an Interested Stockholder or (b) any other person (whether or not itself an Interested Stockholder) which is, or after such sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer or other disposition would be, an Affiliate or Associate of an Interested Stockholder, directly or indirectly, of assets of the Corporation (including, without limitation, any voting securities of a Subsidiary) or any Subsidiary, or both, having an aggregate Fair Market Value (as hereinafter defined) of $50,000,000 or more, or

        3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary, or both, to (a) an Interested Stockholder or (b) any other person (whether or not itself an Interested Stockholder) which is, or after such issuance or transfer would be, an Affiliate or Associate of an Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $50,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary which were not acquired by such Interested Stockholder (or such Affiliate or Associate) from the Corporation or a Subsidiary, or

        4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of an Interested Stockholder, or

        5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary directly or indirectly beneficially owned by (a) an Interested Stockholder or (b) any other person (whether or not itself an Interested Stockholder) which is, or after such reclassification, recapitalization, merger or consolidation or other transaction would be, an Affiliate or Associate of an Interested Stockholder,

shall not be consummated unless such consummation shall have been approved by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, in this Restated Certificate of Incorporation or in any agreement with any national securities exchange or otherwise.

         (B) The provisions of paragraph (A) of this Article X shall not be applicable to any particular Business Combination (as hereinafter defined) and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Restated Certificate of Incorporation, if the Business

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Combination shall have been approved by a majority of the Continuing Directors
(as hereinafter defined) or all of the following conditions shall have been met:

         1. The transaction constituting the Business Combination shall provide for a consideration to be received by all holders of Common Stock in exchange for all their shares of Common Stock, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

             (a) (if applicable) the highest per-share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by an Interested Stockholder (i) within the two-year period immediately prior to the Announcement Date (as hereinafter defined),
         (ii) within the two- year period immediately prior to the Determination Date (as hereinafter defined) or (iii) in the transaction in which it became an Interested Stockholder, whichever is highest; or

             (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher;

        2. If the transaction constituting the Business Combination shall provide for a consideration to be received by holders of any class or series of outstanding Voting Stock other than Common Stock, the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of such class or series of Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph 2 shall be required to be met with respect to every class and series of outstanding Voting Stock, whether or not an Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

             (a) (if applicable) the highest per-share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by an Interested Stockholder (i) within the two-year period immediately prior to the Announcement Date, (ii) within the two-year period immediately prior to the Determination Date or (iii) in the transaction in which it became an Interested Stockholder, whichever is highest; or

             (b) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or the Determination Date, whichever is higher; or

             (c) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

        3. The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire shares of such class or series of Voting Stock which are beneficially owned by an Interested Stockholder and, if an Interested Stockholder beneficially owns shares of any class or series of Voting Stock which were acquired with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock beneficially owned by it. The price determined in accordance with subparagraphs 1 and 2 of this paragraph shall be subject to appropriate adjustment in the event of any recapitalization, stock dividend, stock split, combination of shares or similar event;

        4. After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:

             (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor the full amount of any dividends (whether or not cumulative) payable on any outstanding Preferred Stock;

             (b) there shall have been (i) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock) other than as approved by a majority of the Continuing Directors and (ii) an increase in such annual rate of dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split),

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         recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and

             (c) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Stockholder;

        5. After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

        6. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to the stockholders of the Corporation, no later than the earlier of (a) 30 days prior to any vote on the proposed Business Combination or (b) if no vote on such Business Combination is required, 60 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from the point of view of the holders of Voting Stock other than an Interested Stockholder (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).

    (C) For the purposes of this Article X:

        1. "Business Combination" shall mean any transaction which is referred to in any one or more of subparagraphs 1 through 5 of paragraph (A) of this Article X.

        2. "Voting Stock" shall mean stock of all classes and series of the Corporation entitled to vote generally in the election of directors.

        3. "Person" shall mean any individual, firm, trust, partnership, association, corporation or other entity.

        4. "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

          (a) is the beneficial owner, directly or indirectly, of more than 5% of the combined voting power of the then outstanding Voting Stock; or

          (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than 5% of the combined voting power of the then outstanding Voting Stock; or

          (c) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, unless such assignment or succession shall have occurred pursuant to a Public Transaction (as hereinafter defined) or any series of transactions involving a Public Transaction.

        For the purposes of determining whether a person is an Interested Stockholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph 6 below but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

        5. "Public Transaction" shall mean any (a) purchase of shares offered pursuant to an effective registration statement under the Securities Act of 1933 or (b) open-market purchase of shares on a national securities

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    exchange if, in either such case, the price and other terms of sale are not negotiated by the purchaser and the seller of the beneficial interest in the shares.

        6.  A person shall be a "beneficial owner" of any Voting Stock:

          (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

          (b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise or (ii) the right to vote or to direct the voting thereof pursuant to any agreement, arrangement or understanding; or

          (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

        7. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1985.

        8. "Subsidiary" shall mean any corporation of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1985) is owned, directly or indirectly, by the Corporation; provided, however, that, for purposes of the definition of Interested Stockholder set forth in subparagraph 4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

        9. "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, an Interested Stockholder and was a member of the Board prior to the time that such Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with, and not a nominee of, an Interested Stockholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

        10. "Announcement Date" shall mean the date of the first public announcement of the proposed Business Combination.

        11. "Determination Date" shall mean the date on which an Interested Stockholder became an Interested Stockholder.

        12. "Fair Market Value" shall mean: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and
    (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

    (D) A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article X, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article X, including, without limitation, (1) whether a person is an Interested Stockholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $50,000,000 or more, (5) whether the requirements of paragraph (B) of this Article X have been met and (6) such other matters with respect to which a determination is required under this Article X. The good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all purposes of this Article X.

    (E) Nothing contained in this Article X shall be construed to relieve an Interested Stockholder from any fiduciary obligation imposed by law.

    (F) Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-Laws of the Corporation or the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, alter, adopt any provision inconsistent with or repeal this Article X.


              ARTICLE XI: PURCHASES OF STOCK OF THE CORPORATION

    (A) Except as otherwise expressly provided in this Article XI, the Corporation may not purchase any shares of Common Stock at a per-share price in excess of the Fair Market Price (as hereinafter defined) as of the time of such purchase from a person known by the Corporation to be a Substantial Stockholder (as hereinafter defined), unless such purchase has been approved by the affirmative vote of the holders of at least two-thirds of the shares of Common Stock voted thereon held by Disinterested Stockholders (as hereinafter defined). Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law, in this Restated Certificate of Incorporation or in any agreement with any national securities exchange or otherwise.

    (B) The provisions of this Article XI shall not apply to (1) any purchase pursuant to an offer to purchase which is made on the same terms and conditions to the holders of all of the outstanding shares of Common Stock or
(2) any open market purchase that constitutes a Public Transaction (as hereinafter defined).

    (C) For the purposes of this Article XI:

        1. "Person" shall mean any individual, firm, trust, partnership, association, corporation or other entity.

        2. "Substantial Stockholder" shall mean any person (other than any employee benefit plan or trust of the Corporation or any similar entity) who or which:

          (a) is the beneficial owner of more than 5% of the combined voting power of the then outstanding Common Stock, the acquisition of any shares of which has occurred within the two-year period immediately prior to the date on which the Corporation purchases any such shares; or

          (b) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Common Stock beneficially owned by a Substantial Stockholder, unless such assignment or succession shall have occurred pursuant to a Public Transaction or any series of transactions involving a Public Transaction and, with respect to all shares of Common Stock owned by such person, has been the beneficial owner of any such shares for a period of less than two years (including, for these purposes, the holding period of the Substantial Stockholder from whom such person acquired shares).

        For the purposes of determining whether a person is a Substantial Stockholder, the number of shares of Common Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph 4 below but shall not include any other shares of Common Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

        3. "Public Transaction" shall mean any (a) purchase of shares offered pursuant to an effective registration statement under the Securities Act of 1933 or (b) open market purchase of shares on a national securities exchange if, in either such case, the price and other terms of sale are not negotiated by the purchaser and the seller of the beneficial interest in the shares.

        4.  A person shall be a "beneficial owner" of any Common Stock:

          (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

          (b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote or to direct the voting thereof pursuant to any agreement, arrangement or understanding; or

          (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Common Stock.

        5. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1985.

        6. "Disinterested Stockholders" shall mean those holders of Common Stock who are not Substantial Stockholders.

        7. "Fair Market Price" shall mean the highest closing sale price on the Composite Tape for New York Stock Exchange-Listed Stocks during the 30-day period immediately preceding the date in question of a share of Common Stock or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange or, if such stock is not listed on such Exchange, the fair market value on the date in question of a share of such stock as determined by a majority of the Board of Directors in good faith.

    (D) A majority of the Board of Directors shall have the power and duty to determine for the purposes of this Article XI, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article XI, including without limitation, (1) whether a person is a Substantial Stockholder, (2) the number of shares of Common Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether a price is in excess of the Fair Market Price, (5) whether a purchase constitutes a Public Transaction and (6) such other matters with respect to which a determination is required under this
Article XI. The good faith determination of a majority of the Board of Directors on such matters shall be conclusive and binding for all purposes of this Article XI.

    (E) Nothing contained in this Article XI shall be construed to relieve a Substantial Stockholder from any fiduciary obligation imposed by law.


                 ARTICLE XII: DIRECTOR AND OFFICER LIABILITY

         To the fullest extent permitted by the laws of the State of New Jersey, as they exist or may hereafter be amended, directors and officers of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders, except that the provisions of this Article XII shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its stockholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

                           ARTICLE XIII: DIRECTORS

         The number of directors constituting the current Board of Directors of the Corporation is fifteen. The names and addresses of said directors are as follows:

       H. Brewster Atwater, Jr.................      4900 IDS Center, 80 South 8th Street
                                                     Minneapolis, Minnesota 55402

       Lawrence A. Bossidy.....................      One Merck Drive
                                                     Whitehouse Station, New Jersey 08889

       William G. Bowen, Ph.D..................      140 East 62nd Street
                                                     New York, New York 10021

       Johnnetta B. Cole, Ph.D.................      One Merck Drive
                                                     Whitehouse Station, New Jersey 08889

       Lloyd C. Elam, M.D......................      1005 D.B. Todd Boulevard
                                                     Nashville, Tennessee 37208

       Carleton S. Fiorina.....................      3000 Hanover Street
                                                     Palo Alto, California 94304

       Niall FitzGerald........................      Unilever House, Blackfriars
                                                     London EC4P 4BQ, England

       Raymond V. Gilmartin....................      One Merck Drive
                                                     Whitehouse Station, New Jersey 08889

       William B. Harrison, Jr.................      270 Park Avenue
                                                     New York, New York 10017

       William N. Kelley, M.D..................      21 Penn Tower, 3400 Spruce Street
                                                     Philadelphia, Pennsylvania 19104

       Heidi G. Miller.........................      800 Connecticut Avenue
                                                     Norwalk, Connecticut 06854

       Edward M. Scolnick, M.D.................      One Merck Drive
                                                     Whitehouse Station, New Jersey 08889

       Anne M. Tatlock.........................      94th Floor, 2 World Trade Center
                                                     New York, New York 10048

       Samuel O. Thier, M.D....................      800 Boylston Street
                                                     Boston, Massachusetts 02199

       Dennis Weatherstone.....................      60 Wall Street, 20th Floor
                                                     New York, New York 10260

    IN WITNESS WHEREOF, Merck & Co., Inc. has caused this Restated Certificate of Incorporation to be duly executed this 25th day of August, 2000.

                                   MERCK & CO., INC.

                                    BY  KENNETH C. FRAZIER
                                          KENNETH C. FRAZIER
                                          SENIOR VICE PRESIDENT
                                          AND GENERAL COUNSEL


[CORPORATE SEAL]                    By  CELIA A. COLBERT
                                          CELIA A. COLBERT
                                          VICE PRESIDENT, SECRETARY AND
                                          ASSISTANT GENERAL COUNSEL


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